Exhibit 99.1

News Release

Hi-Crush Partners LP Reports Second Quarter 2014 Results

•	2Q14 Revenues of $83 million vs. $38 million in 2Q13

•	2Q14 EBITDA of $36 million vs. $17 million in 2Q13

•	$0.94 earnings per unit before allocations of income to IDRs and Class B units; $0.77 basic earnings per unit

•	Completed acquisition of substantially all of the remaining equity interests in Hi-Crush Augusta LLC

Houston, Texas, August 5, 2014 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported second quarter results. Net income for the quarter was $29.5 million. The limited partners' interest in net income of $30.5 million for the second quarter of 2014 represents earnings of $0.94 per basic weighted average common and subordinated unit outstanding during the period. For purposes of calculating earnings per unit, $5.6 million of limited partners' interest in net income was allocated to the holder of incentive distribution rights and the Class B units, resulting in reported basic earnings per unit of $0.77 per common and subordinated unit.

The Partnership reported earnings before interest, taxes and depreciation and amortization (“EBITDA”) of $35.6 million for the second quarter of 2014. Distributable cash flow attributable to the Partnership for the second quarter of 2014 of $29.5 million corresponds to distribution coverage of 1.54 times the $19.1 million in distributions to be paid to common and subordinated unitholders on August 15, 2014.

“Demand for Hi-Crush sand continues to accelerate,” said James M. Whipkey, Co-Chief Executive Officer of Hi-Crush. “Since the beginning of the year, we have announced eight new contracts or amendments, five in the second quarter alone, with our existing customers increasing volumes and extending maturities. All of these are take-or-pay contracts. Our focus on long-term partnerships across both our customer base and the communities where we operate continues to deliver results for our unit holders.”

Revenues for the quarter ended June 30, 2014 totaled $83 million on sales of more than 1 million tons of frac sand, which includes volumes sold from the Wyeville, Augusta and distribution facilities, as well as transload services. As previously disclosed on April 28, 2014, the Partnership completed the acquisition of substantially all of the remaining equity interests in Hi-Crush Augusta LLC, the entity that owns the Augusta facility, and now owns 98% of Hi-Crush Augusta LLC's common equity interests.

“We are ready to meet the increasing demand for Hi-Crush sand and related services,” said Robert E. Rasmus, Co-Chief Executive Officer of Hi-Crush. “With the Augusta facility now in the Partnership and the expansion we will complete in the third quarter, our capacity will be 4.2 million tons. Together with our sponsor's Whitehall facility, we are poised to raise our annual capacity to produce 20/70 grades of Northern White sand to 6.8 million tons by the end of the current year. We continue to see rising demands from our customers and are focused on meeting their future needs.”

Production cost for sand produced and delivered from Hi-Crush facilities was $14.20 per ton during the quarter. Production costs per ton were lower than the previous quarter mainly due to higher production volumes, further operating efficiencies and lower gas prices.

On July 16, 2014, Hi-Crush declared its second quarter cash distribution of $0.575 per unit for all common and subordinated units, or $2.30 on an annualized basis. This amount corresponds to a 21% increase from the minimum quarterly cash distribution of $0.475 per unit and a 9.5% increase over the previous quarter’s distribution. The distribution will be paid on August 15, 2014 to all common and subordinated unitholders of record on August 1, 2014.

Class B Units
The conditions precedent to conversion of the Class B units will be satisfied upon payment of the distribution on August 15, 2014 and, upon such payment, the sponsor, who is the sole owner of the Class B units, has elected to convert all of the 3,750,000 Class B units into common units on a one-for-one basis. The sponsor will be entitled to receive a per unit distribution on the newly converted common units for the second quarter of 2014 in an amount equal to the per unit distribution to be paid to all the common and subordinated units for the same period, totaling $2.2 million to be paid on August 15, 2014.

Conference Call
A conference call for investors will be held on Tuesday, August 5, 2014 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss Hi-Crush’s second quarter results and forward outlook. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13586677. The replay will be available until August 19, 2014.
Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.
The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section.
Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

About Hi-Crush
Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2013 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrushpartners.com
(713) 960-4811

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Three Months
	Ended June 30,
	2014	2013(a)
Revenues	$82,724	$37,560
Cost of goods sold (including depreciation, depletion and amortization)	43,859	17,824
Gross profit	38,865	19,736
Operating costs and expenses:
General and administrative expenses	6,679	4,472
Exploration expense	—	55
Accretion of asset retirement obligation	66	58
Income from operations	32,120	15,151
Other income (expense):
Interest expense	(2,315)	(714)
Net income	29,805	14,437
Income attributable to non-controlling interest	(264)	(70)
Net income attributable to Hi-Crush Partners LP	$29,541	$14,367
Earnings per unit:
Common and subordinated units - basic	$0.77	$0.53
Common and subordinated units - diluted	$0.75	$0.53

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Six Months
	Ended June 30,
	2014(a)	2013(a)
Revenues	$153,302	$61,837
Cost of goods sold (including depreciation, depletion and amortization)	88,025	26,744
Gross profit	65,277	35,093
Operating costs and expenses:
General and administrative expenses	13,104	7,780
Exploration expense	—	56
Accretion of asset retirement obligation	123	115
Income from operations	52,050	27,142
Other income (expense):
Interest expense	(3,725)	(1,028)
Net income	48,325	26,114
Income attributable to non-controlling interest	(412)	(88)
Net income attributable to Hi-Crush Partners LP	$47,913	$26,026
Earnings per unit:
Common and subordinated units - basic	$1.32	$0.93
Common and subordinated units - diluted	$1.25	$0.93

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited EBITDA and Distributable Cash Flow

	Three Months
	Ended June 30,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$29,805	$14,437
Depreciation and depletion expense	2,428	1,505
Amortization expense	1,067	363
Interest expense	2,315	714
EBITDA	$35,615	$17,019
Less: Cash interest paid	(2,010)	(421)
Less: Income attributable to non-controlling interest	(264)	(70)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(1,288)	(778)
Add: Accretion of asset retirement obligation	66	58
Add: Unit based compensation	353	—
Distributable cash flow	$32,472	$15,808
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	(3,010)	(203)
Distributable cash flow attributable to Hi-Crush Partners LP	$29,462	$15,605

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the acquisition by the Partnership on April 28, 2014 of substantially all of the remaining equity interests in Hi-Crush Augusta LLC (the "Augusta Contribution").

Unaudited EBITDA and Distributable Cash Flow

	Six Months
	Ended June 30,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$48,325	$26,114
Depreciation and depletion expense	3,904	2,070
Amortization expense	3,604	363
Interest expense	3,725	1,028
EBITDA	$59,558	$29,575
Less: Cash interest paid	(3,282)	(676)
Less: Income attributable to non-controlling interest	(412)	(88)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(2,257)	(1,310)
Add: Accretion of asset retirement obligation	123	115
Add: Unit based compensation	353	—
Distributable cash flow	$54,083	$27,616
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	(7,199)	(2,461)
Distributable cash flow attributable to Hi-Crush Partners LP	$46,884	$25,155

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the Augusta Contribution.

Unaudited Condensed Consolidated Cash Flow Information
(Amounts in thousands)

	Six Months	Six Months
	Ended	Ended
	June 30, 2014(a)	June 30, 2013(a)
Operating activities	$53,679	$33,938
Investing activities	(234,311)	(101,749)
Financing activities	191,152	79,265
Net increase in cash	$10,520	$11,454

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2014	December 31, 2013(a)
Assets
Current assets:
Cash	$31,128	$20,608
Restricted cash	690	690
Accounts receivable	46,931	37,442
Inventories	18,860	22,418
Prepaid expenses and other current assets	1,662	1,625
Total current assets	99,271	82,783
Property, plant and equipment, net	201,995	195,834
Goodwill and intangible assets, net	68,332	71,936
Other assets	10,298	3,808
Total assets	$379,896	$354,361
Liabilities, Equity and Partners’ Capital
Current liabilities:
Accounts payable	$13,075	$10,108
Accrued and other current liabilities	10,860	7,669
Due to Sponsor	6,419	10,352
Current portion of long-term debt	2,000	—
Total current liabilities	32,354	28,129
Long-term debt	195,547	138,250
Asset retirement obligation	4,751	4,628
Total liabilities	232,652	171,007
Commitments and contingencies	—	—
Equity and Partners’ capital:
General partner interest	—	—
Limited partner interests, 33,202,725 and 28,865,171 units outstanding, respectively	135,765	138,580
Class B units, 3,750,000 units outstanding	9,543	9,543
Total partners’ capital	145,308	148,123
Non-controlling interest	1,936	35,231
Total equity and partners' capital	147,244	183,354
Total liabilities, equity and partners’ capital	$379,896	$354,361

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Per Ton Operating Activity

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Sand sold (in tons)	1,024,052	613,930	1,922,295	996,537
Sand produced and delivered (in tons)	953,361	557,457	1,671,527	940,064
Production costs ($ in thousands)	$13,534	$10,214	$28,370	$18,569
Production costs per ton	$14.20	$18.32	$16.97	$19.75

Unaudited Net Income per Limited Partner Unit
(Amounts in thousands, except units and per unit amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
Weighted average limited partner units outstanding:	2014	2013	2014	2013
Common units - basic	18,828,359	13,992,894	17,040,874	13,819,458
Subordinated units - basic	13,640,351	13,640,351	13,640,351	13,640,351
Common units - diluted	22,721,490	13,992,894	20,934,005	13,819,458
Subordinated units - diluted	13,640,351	13,640,351	13,640,351	13,640,351
Reconciliation of net income and the assumed allocation of net income under the two-class method for purposes of computing earnings per unit:

	For the Three Months Ended June 30, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$168	$11,249	$7,843	$2,156	$21,416
Assumed allocation of undistributed net income attributable to the Partnership	3,310	3,183	2,612	—	9,105
Limited partners’ interest in net income	$3,478	$14,432	$10,455	$2,156	$30,521
Recast adjustments to include the results of operations of Hi-Crush Augusta LLC and income attributable to non-controlling interest					(980)
Net income attributable to Hi-Crush Partners LP					$29,541
Earnings per unit - basic		$0.77	$0.77
Earnings per unit - diluted (1)		$0.75	$0.75

	For the Six Months Ended June 30, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$168	$21,479	$15,004	$2,156	$38,807
Assumed allocation of undistributed net income attributable to the Partnership	1,892	1,053	3,032	—	5,977
Limited partners’ interest in net income	$2,060	$22,532	$18,036	$2,156	$44,784
Recast adjustments to include the results of operations of Hi-Crush Augusta LLC and income attributable to non-controlling interest					3,129
Net income attributable to Hi-Crush Partners LP					$47,913
Earnings per unit - basic		$1.32	$1.32
Earnings per unit - diluted (1)		$1.25	$1.25

(1) Diluted earnings per unit includes the impact of income allocations attributable to a conversion of the Class B units into common units.